Exhibit 10.35

EXTREME NETWORKS, INC.

NOTICE OF GRANT OF

PERFORMANCE VESTING RESTRICTED STOCK UNITS

(For non-U.S. Participants)

Extreme Networks, Inc. (the “Company”) has granted to the Participant an award (the “Award”) of certain units (each, a “Unit”) pursuant to the Extreme Networks, Inc. 2013 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable settlement date (the “Settlement Date”) one (1) share of Stock, as follows:

Participant:	[name]	Employee ID:	[ID]
Grant Date:	[date]
Target Number of Units:	]xxx], subject to adjustment as provided by the Performance Vesting Restricted Stock Units Agreement (the “Agreement”).
Settlement Date:	Except as provided by the Agreement, the date on which a Unit vests (such unit, a “Vested Unit”).
Vested Units:

The Units shall be eligible to become Vested Units based on the Company’s achievement of Relative TSR (as defined in Appendix A) over each of the three performance periods (each, a “Performance Period”) set forth below:

•
The Grant Date through the first anniversary of the Grant Date (the “First Performance Period”);
•
The Grant Date through the second anniversary of the Grant Date (the “Second Performance Period”); and
•
The Grant Date through the third anniversary of the Grant Date (the “Third Performance Period”).

Subject to the terms of the Agreement:

•
The number of Units that become Vested Units in respect of each of the First Performance Period and the Second Performance Period will be determined by multiplying the Achievement Percentage (as determined in accordance with Appendix A) for such Performance Period by one-third of the Target Number of Units set forth above; and
•
the number of Units that become Vested Units in respect of the Third Performance Period will be (i) the product of the Achievement Percentage (as determined in accordance with Appendix A) for the Third Performance Period and the Target Number of Units set forth above, less (ii) the total number of Vested Units earned in respect of the First Performance Period and the Second Performance Period.

Upon the date that the Committee determines the Achievement Percentage for a Performance Period, which shall in no event be more than sixty (60) days following the completion of such Performance Period (the “Determination Date”), the applicable Units shall become Vested Units, subject to the Participant’s continued Service through the Determination Date.

Change in Control	In the event of a Change in Control, the Units will be treated as set forth in Section 8.2 of the Agreement.
Superseding Agreement:	None

By the Company’s authorized signature below and the Participant’s by electronic acceptance in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Performance Vesting Restricted Stock Units Agreement and the Plan, both of which are made a part of this document, and by the Superseding Agreement, if any. The Participant acknowledges that copies of the Plan, the Performance Vesting Restricted Stock Units Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Performance Vesting Restricted Stock Units Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

By:

EXTREME NETWORKS, INC.
2121 RDU Center Dr, STE 300
Morrisville, NC 27560

ATTACHMENTS: 2013 Equity Incentive Plan, as amended to the Date of Grant; Performance Vesting Restricted Stock Units Agreement and Plan Prospectus

I have reviewed the attached documents and accept this grant.

______________________________ Date:________________________________

[name]

EXTREME NETWORKS, INC.

PERFORMANCE VESTING

RESTRICTED STOCK UNITS AGREEMENT

(For Non-U.S. Participants)

Extreme Networks, Inc. has granted to the Participant named in the Notice of Grant of Performance Vesting Restricted Stock Units (the “Grant Notice”) to which this Performance Vesting Restricted Stock Units Agreement (the “Agreement”) is attached an Award consisting of Performance Vesting Restricted Stock Units (each a “Unit”) subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Extreme Networks, Inc. 2013 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.
Definitions and Construction.
1.1
Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
1.2
Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.
Certain Conditions of the Award.
2.1
Compliance with Local Law. The Participant agrees that the Participant will not acquire shares pursuant to the Award or transfer, assign, sell or otherwise deal with such shares except in compliance with Local Law.
2.2
Service and Employment Conditions. In accepting the Award, the Participant acknowledges, understands and agrees that:
(a)
Any notice period mandated under Local Law shall not be treated as Service for the purpose of determining the vesting of the Award; and the Participant’s right to receive shares in settlement of the Award after termination of Service, if any, will be measured by the date of termination of the Participant’s active Service and will not be extended by any notice period mandated under Local Law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.
(b)
The vesting of the Award shall cease upon, and no Units shall become Vested Units following, the Participant’s termination of Service for any reason except as may be explicitly provided by the Plan or this Agreement.
(c)
The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.
(d)
The grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past.
(e)
All decisions with respect to future Award grants, if any, will be at the sole discretion of the Company.
(f)
The Participant’s participation in the Plan shall not create a right to further Service with any Participating Company and shall not interfere with the ability of with any Participating Company to terminate the Participant’s Service at any time, with or without cause.
(g)
The Participant is voluntarily participating in the Plan.
(h)
The Award is an extraordinary item that does not constitute compensation of any kind for Service of any kind rendered to any Participating Company, and which is outside the scope of the Participant’s employment contract, if any.
(i)
The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
(j)
In the event that the Participant is not an employee of the Company, the Award grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Award grant will not be interpreted to form an employment contract with any other Participating Company.
(k)
The future value of the underlying shares is unknown and cannot be predicted with certainty. If the Participant obtains shares upon settlement of the Award, the value of those shares may increase or decrease.
(l)
No claim or entitlement to compensation or damages arises from termination of the Award or diminution in value of the Award or shares acquired upon settlement of the Award resulting from termination of the Participant’s Service (for any reason whether or not in breach of Local Law) and the Participant irrevocably releases the Company and each other Participating Company from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.

2.3
Data Privacy Consent. Participant understands that the Company and the employer may collect, where permissible under applicable law, certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to stock awarded, canceled, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. Participant understands that Company may transfer Participant’s Data to the United States, which is not considered by the European Commission to have data protection laws equivalent to the laws in Participant’s country. Participant understands that the Company will transfer Participant’s Data to a stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws that the European Commission or Participant’s jurisdiction does not consider to be equivalent to the protections in Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company and any other possible recipients which may assist the Company with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her engagement as a service provider and career with the employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Awards or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative. Participant understands that Participant has the right to access, and to request a copy of, the Data held about Participant. Participant also understands that Participant has the right to discontinue the collection, processing, or use of Participant’s Data, or supplement, correct, or request deletion of any of Participant’s Data. To exercise Participant’s rights, Participant may contact Participant’s local human resources representative. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Award grant materials by and among, as applicable, the employer, the Company and any

Parent or Affiliate for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Participant’s consent will be sought and obtained for any processing or transfer of Participant’s Data for any purpose other than as described in the Agreement and any other Plan materials.
2.
Administration.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.
The Award.
3.1
Grant of Units. The Company hereby grants to the Participant the Award set forth in the Grant Notice, which, based on attainment of applicable Relative TSR goals set forth on Appendix A, may result in the Participant earning up to 150% of the Target Number of Units set forth in the Grant Notice. Subject to the terms of this Agreement and the Plan, each Vested Unit represents a right to receive on the applicable Settlement Date one (1) share of Stock. Unless and until a Unit has become one or more Vested Units as set forth in the Grant Notice and this Agreement, the Participant will have no right to settlement of such Unit. Prior to settlement of any Vested Units, such Units will represent an unfunded and unsecured obligation of the Company.
3.2
No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.
4.
Vesting of Units.
4.1
Normal Vesting. Except as otherwise provided by this Agreement, Units shall become Vested Units as provided in the Grant Notice.
4.2
Effect of Termination of Service upon Vesting. Except as provided by Section 4.4 or a Superseding Agreement, if any, if the Participant’s Service terminates for any reason, all Units subject to the Award which have not become Vested Units as of the time of such termination of Service shall automatically be forfeited.
4.3
Effect of a Change in Control. In the event of a Change in Control, the number of Units shall be treated as set forth in Section 8.2.
4.4
Vesting Upon Termination Upon a Change in Control. In the event of the Participant’s “Termination Upon a Change in Control” (as defined by the Extreme Networks, Inc. Executive Change in Control Severance Plan, as amended or its successor (the “Change in Control Plan”)), the vesting of Units shall be determined in accordance with Section 8.3.
5.
Forfeiture.
5.1
Termination of Service. Except to the extent otherwise provided by Section 4.4 or a Superseding Agreement, if any, in the event that the Participant’s Service terminates for any reason or no reason, with or without cause, the Participant shall forfeit all Units which are not, as of the time of such termination, Vested Units (“Unvested Units”), and the Participant shall not be entitled to any payment therefor.
5.2
End of Third Performance Period. Any Units that do not become Vested Units upon the Determination Date for the Third Performance Period shall automatically be cancelled and forfeited for no consideration as of such Determination Date.
5.3
Ownership Change Event, Non-Cash Dividends, Distributions and Adjustments. Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 9, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Units shall be subject to forfeiture pursuant to Section 5.1 above and included in the terms “Units” and “Unvested Units” for all purposes of such forfeiture condition with the same force and effect as the Unvested Units immediately prior to the Ownership Change Event, dividend, distribution or adjustment, as the case may be. For purposes of determining the number of Vested Units following an Ownership Change Event, dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.
6.
Settlement of the Award.
6.1
Issuance of Shares of Stock. Subject to the provisions of Section 6.3, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) share of Stock. The Settlement Date with respect to a Unit shall be the date on which such Unit becomes one or more Vested Units as provided by the Grant Notice (an “Original Settlement Date”); provided, however, that if the Original Settlement Date would occur on a date on which a sale by the Participant of the shares to be issued in settlement of the Vested Units would violate the Trading Compliance Policy of the Company, the Settlement Date for such Vested Units shall be deferred until the next day on which the sale of such shares would not violate the Trading Compliance Policy, but in any event on or before the 15th day of the third calendar month following calendar year of the Original Settlement Date. Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 6.3, Section 7 or the Company’s Trading Compliance Policy.
6.2
Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
6.3
Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of United States federal, state or Local Law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable United States federal, state or foreign securities laws, including Local Law, or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
6.4
Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.
7.
Tax Withholding.
7.1
In General. Regardless of any action taken by the Company or any other Participating Company with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding obligations in connection with any aspect of the Award, including the grant, vesting or settlement of the Award, the subsequent sale of shares acquired pursuant to such settlement, or the receipt of any dividends and (the “Tax Obligations”), the Participant acknowledges that the ultimate liability for all Tax Obligations legally due by the Participant is and remains the Participant’s responsibility and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax Obligations (b) does not commit to structure the terms of the grant or any other aspect of the Award to reduce or eliminate the Participant’s liability for Tax Obligations. The Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax Obligations of the Company and any other Participating Company at the time such Tax Obligations arise. In this regard, the Participant hereby authorizes withholding of all applicable Tax Obligations from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for withholding of all applicable Tax Obligations, if any, by each Participating Company which arise in connection with the Award. The Company shall have no obligation to process the settlement of the Award or to deliver shares until the Tax Obligations as described in this Section have been satisfied by the Participant.
7.2
Assignment of Sale Proceeds. Subject to compliance with applicable law, including Local Law, and the Company’s Trading Compliance Policy, if permitted by the Company, the Participant may satisfy the Tax Obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to a Participating Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of Units.
2.4
Withholding in Shares. If permissible under applicable law, including Local Law, the Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of the Tax Obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a fair market value, as determined by the Company as of the date on which the Tax Obligations arise, not in excess of the amount of such Tax Obligations determined by the applicable minimum statutory withholding rates.
8.
Effect of Change in Control.
8.1
In General. In the event of a Change in Control, subject to Section 8.2 below, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, assume or continue in full force and effect the Company’s rights and obligations under all or any portion of the outstanding Units or substitute for all or any portion of the outstanding Units substantially equivalent rights with respect to the Acquiror’s stock. For purposes of this Section, a Unit shall be deemed assumed if, following the Change in Control, the Unit confers the right to receive, subject to the terms and conditions of the Plan and this Agreement, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon settlement of the Unit to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control.
8.2
Earned Units. In the event of a Change in Control that occurs prior to the third anniversary of the Grant Date, subject to the Participant’s continued Service as of immediately prior to the Change in Control:
(a)
A number of Units equal to (i) the Target Number of Units set forth in the Grant Notice multiplied by (ii) the greater of (x) 100% or (y) the Achievement Percentage determined in accordance with Appendix A as if a Performance Period had ended upon a date within ten days prior to the Change in Control, as determined by the Committee, using, in the case of the Company TSR calculation, the value of the per share consideration to be received by Company stockholders in the Change in Control (as determined by the Committee) as the ending share price (which Achievement Percentage, for the avoidance of doubt, shall not be capped at 100%), shall be deemed earned units (“Earned Units”);
(b)
A number of Units equal to (i) the Earned Units, multiplied by a fraction, the numerator of which is the number of days between the Grant Date and the date of the Change in Control and the denominator of which is the total number of days in the Third Performance Period, less (ii) the total number of Vested Units previously earned shall become Vested Units as of immediately prior to the Change in Control (the “Accelerated Units”); and
(c)
A number of Units equal to the Earned Units less the total number of Vested Units previously earned (including the Accelerated Units) shall cease to vest in accordance with the Grant Notice and will instead become eligible to vest solely based on the Participant’s continued Service (the “Time-Vesting Units”). The Time-Vesting Units will become Vested Units in substantially equal quarterly installments through the third anniversary of the Grant Date, subject to the Participant’s continued Service through the applicable vesting date, with the first vesting date being the first quarterly date that would result in the Time-Vesting Units vesting in full on the third anniversary of the Grant Date, subject to continued Service.
(d)
Any Units that have not become Accelerated Units or Time-Vesting Units will automatically be cancelled and forfeited for no consideration as of immediately prior to the Change in Control.
8.3
Change in Control Plan. This Section 8.3 shall apply only if the Participant is a participant in a Change in Control Plan. In the event that the Participant’s Service terminates due to “Termination Upon a Change in Control” (as such term or similar term is defined by the Change in Control Plan), then the vesting of each Time-Vesting Unit determined in accordance with Section 8.2 shall be accelerated, and such Time-Vesting Units shall become Vested Units to the extent provided by the Change in Control Plan and the Participant’s participation agreement in such plan effective as of the date of the Participant’s termination of Service. In addition, in the event that Award is not assumed or substituted by the Acquiror, each Time-Vesting Unit will vest in full immediately prior to the Change in Control. For the purposes of this Section 8.3, the settlement date shall occur upon or as soon as practicable following the vesting date, but in any event no later than the 15th day of the third calendar month following the end of the calendar year in which the vesting date occurs.
9.
Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of ownership of Units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Units originally acquired hereunder. Any fractional Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

10.
Rights as a Stockholder.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9.

11.
Legends.

The Company may at any time place legends referencing any applicable United States federal, state or foreign securities law, including Local Law, restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

12.
Miscellaneous Provisions.
12.1
Administration. All questions of interpretation concerning the Grant Notice, this Award Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.
12.2
Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the

Participant unless such termination or amendment is necessary to comply with applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.
12.3
Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
12.4
Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
12.5
Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
12.6
Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
(a)
Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
(b)
Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 12.6(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 12.6(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 12.6(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 12.6(a).
12.7
Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with the Superseding Agreement, if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.
12.8
Country-Specific Terms and Conditions. Notwithstanding any other provision of this Agreement to the contrary, the Award shall be subject to the specific terms and conditions, if any, set forth in Appendix B to this Agreement which are applicable to the Participant’s country of residence, the provisions of which are incorporated in and constitute part of this Agreement. Moreover, if the Participant relocates to one of the countries included in Appendix B, the specific terms and conditions applicable to such country will apply to the Award to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with Local Law or facilitate the administration of the Plan or this Agreement.
12.9
Foreign Exchange / Exchange Control. The Participant acknowledges and agrees that it is the Participant’s sole responsibility to investigate and comply with any applicable foreign exchange or exchange control laws in connection with the issuance, delivery or sale of the shares of Stock pursuant to the Award and that the Participant shall be responsible for any associated compliance or reporting of inbound international fund transfers required under applicable law. The Participant is advised to seek appropriate professional advice as to how the foreign exchange or exchange control regulations apply to the Participant’s specific situation.
12.10
No Advice Regarding Grant. The Company and its Affiliates are not providing any tax, legal or financial advice, nor are they making any recommendations or assessments regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying shares of Stock. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
12.11
Language. If Participant has received this Agreement, or any other document related to the Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, subject to Local Law.
12.12
Applicable Law. This Agreement shall be governed by the laws of the State of California without regard to its conflict of laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties as evidenced by this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of the County of Santa Clara, California, or the federal courts of the United States for the Northern District of California, and no other courts, where this Agreement is made and/or performed.
12.13
Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Appendix A

13.
Definitions.
13.1
“Benchmark Index” shall mean the Russell 2000 Index.
13.2
“Benchmark TSR” shall mean the total shareholder return of the Benchmark Index, expressed as a percentage and calculated based on the change in index price over the applicable Performance Period, where the beginning price for purposes of the calculation is the average closing price over the 30 consecutive trading days ending on the last trading day prior to the first day of the applicable Performance Period and the ending price for purposes of the calculation is based on the average closing trading price over the 30 consecutive trading days ending on the last trading day prior to the last day of the applicable Performance Period.
13.3
“Company TSR” shall mean the total shareholder return of the Stock, expressed as a percentage and calculated based on the change in the price of one share of Stock over the applicable Performance Period , where the beginning share price for purposes of the calculation is the average closing trading price over the 30 consecutive trading days ending on the last trading day prior to the first day of the applicable Performance Period and the ending share price for purposes of the calculation is based on the average closing trading price over the 30 consecutive trading days ending on the last trading day prior to the last day of the applicable Performance Period, and assuming dividends (if any) are reinvested.
13.4
“Relative TSR” shall mean the percentage points obtained by subtracting the Benchmark TSR from the Company TSR and may be a negative number.
14.
Achievement Percentage. Following the end of a Performance Period, the Achievement Percentage for a Performance Period will be determined by the Committee based on the Relative TSR for such Performance Period in accordance with the following table, with the Achievement Percentage determined using linear interpolation for Relative TSR performance between the threshold level and the target level or the target level and the maximum level. Notwithstanding the foregoing, in no event may the Achievement Percentage exceed 100% for each of the First Performance Period and the Second Performance Period.

	Relative TSR	Achievement Percentage
Below Threshold	Less than -37.5 percentage points	0%
Threshold	-37.5 percentage points	25%
Target	0 percentage points	100%
Maximum	25 percentage points or more	150%

An example of the determination of the Achievement Percentage and Vested Units is set forth on Annex A hereto.

Annex A

PSU – Payout Slope Detail

PSU – Example Potential Payout

APPENDIX B

EXTREME NETWORKS, INC.

2013 EQUITY INCENTIVE PLAN

PERFORMANCE VESTING

RESTRICTED SHARE UNITS AGREEMENT

FOR NON-US PARTICIPANTS

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Award granted to Participant under the Plan if he or she resides in one of the countries listed below. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the main body of the Agreement.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2014. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in the Shares or sells the Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws of Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working or transfers to another country after the grant of the Restricted Stock Units, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant in the same manner. In addition, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant under these circumstances.

AUSTRALIA

Notifications

Securities Law Information. The offering and resale of shares of Stock acquired under the Plan to a person or entity resident in Australia may be subject to disclosure requirements under Australian law. You should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.

Terms and Conditions

Australian Securities Laws. If Participant acquires shares of Stock under the Plan and resells them in Australia, he or she may be required to comply with certain Australian securities law disclosure requirements.

Foreign Exchange. Participant acknowledges and agrees that it is the Participant’s sole responsibility to investigate and comply with any applicable exchange control laws in connection with the inflow of funds from the vesting of the Award or subsequent sale of the shares of Stock and any dividends (if any) and that the Participant shall be responsible for any reporting of inbound international fund transfers required under applicable law. The Participant is advised to seek appropriate professional advice as to how the exchange control regulations apply to the Participant’s specific situation.

Rev. 2022.08.22

BRAZIL

Terms and Conditions

Compliance with Laws. By accepting the Award, Participant acknowledges that Participant agrees to comply with applicable Brazilian laws and to report and pay any and all applicable Tax Obligations associated with the vesting of the Award, the sale of the shares of Stock acquired pursuant thereto and the receipt of any dividends. That Participant agrees that, for all legal purposes: (i) the benefits provided under the Plan are the result of commercial transactions unrelated to the Participant’s employment; (ii) the Plan is not a part of the terms and conditions of the Participant’s employment; and (iii) the income from the Award, if any, is not part of the Participant’s remuneration from employment.

Notifications

Report of Overseas Assets. If Participant is resident or domiciled in Brazil, Participant will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights equals or exceeds US$100,000. Assets and rights that must be reported include, but are not limited to, the shares of Stock acquired under the Plan.

Rev. 2022.08.22

CANADA

Terms and Conditions

Award Payable Only in Shares. Notwithstanding anything to the contrary in the Plan or Agreement, the grant of the Award does not provide any right for Participant to receive a cash payment, and the Award is payable in shares of Stock only.

Termination of Continuous Service Status. In the event of Participant’s termination (for any reason whatsoever, whether or not later found to be invalid and whether or not in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any), Participant’s right to vest in the Award under the Plan, if any, will terminate effective as of (1) the date that the Participant is no longer actively employed or providing services to the Company or the Parent or Affiliate employing or retaining Participant, or at the discretion of the Committee, (2) the date the Participant receives notice of Termination from the Company or the Parent or Affiliate employing or retaining Participant, if earlier than (1), regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed or providing services for purposes of Participant’s Award grant (including, but not limited to, whether Participant may still be considered actively employed or providing services while on an approved leave of absence).

The following provisions apply if Participant is a resident of Quebec:

Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir expressement souhaité que la convention [“Agreement”], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

This provision supplements Section 2.3 of the Agreement:

Data Privacy Notice and Consent.

Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company and any Affiliate and the Committee to disclose and discuss the Plan with their advisors. Participant further authorizes the Company and any Affiliate to record such information and to keep such information in Participant’s employee file.

FRANCE

Terms and Conditions

Language Consent. By accepting the grant, Participant confirms having read and fully understood the Plan and the Agreement which were provided in the English language. Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée. En acceptant l’attribution, le Participant confirme avoir lu et compris le Plan et le Contrat, qui ont été communiqués en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.

Notifications

Non-Qualified Tax Status. The Participant understands and agrees that the Award is not intended to qualify for tax-qualified treatment under the French Commercial Code.

Tax Reporting Information. If Participant holds shares of Stock outside of France or maintains a foreign bank account, Participant is required to report such to the French tax authorities when filing his or her annual tax return.

Securities Disclaimer. The grant of the Award is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in France.

GERMANY

Notifications

Exchange Control Information. If Participant remits proceeds in excess of €12,500 out of or into Germany, such cross-border payment must be reported monthly to the State Central Bank. In the event that Participant makes or receives a payment in excess of this amount, Participant is responsible for obtaining the appropriate form from a German bank and complying with applicable reporting requirements. In addition, the Participant must also report on an annual basis in the unlikely event that the Participant holds shares of Stock exceeding 10% of the total voting capital of the Company.

Securities Disclaimer. The grant of the Award is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Germany.

INDIA

Notifications

Exchange Control Information. Participant understands and agrees that he or she must repatriate any proceeds from cash settlement or the sale of shares acquired under the Plan to India and convert the proceeds into local currency within 90 days of receipt. Participant will receive a foreign inward remittance certificate ("FIRC") from the bank where he or she deposits the foreign currency. Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or his or her employer requests proof of repatriation.

Tax Reporting Obligation. Indian residents are required to declare the following items in their annual tax return: (i) any foreign assets held by them (including shares acquired under the Plan), and (ii) any foreign bank accounts for which they have signing authority. It is Participant’s ability to comply with applicable foreign asset tax laws in India and Participant should consult with Participant’s personal tax advisor to ensure that Participant is properly reporting Participant’s foreign assets and bank accounts.

IRELAND

Notifications

Director Notification Obligation. Participant acknowledges that if he or she is a director, shadow director or secretary of an Irish Affiliate, Participant must notify the Irish Affiliate in writing within five business days of receiving or disposing of an interest in the Company (e.g., the Award, shares of Stock, etc.), or within five business days of becoming aware of the event giving rise to the notification requirement or within five business days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of Participant’s spouse or children under the age of 18 (whose interests will be attributed to Participant if Participant is a director, shadow director or secretary).

Securities Disclaimer. The grant of the Award is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Ireland.

KOREA

Notification

Exchange Control Information. If Participant realizes US$500,000 or more from the sale of shares or the receipt of dividends in a single transaction, Participant must repatriate the proceeds to Korea within 18 months of the sale/receipt. Under certain circumstances, separate sales may be deemed a single transaction and aggregated for purposes of the US$500,000 threshold. Accordingly, Participant is strongly encouraged to consult his or her personal legal advisor if the sum of all such transactions exceeds this threshold.

MEXICO

Terms and Conditions

Employment and Labor Law Acknowledgments. As a condition of accepting the Award, the Participant acknowledges and agrees that: (i) the Award is not related to the salary or any other contractual benefits provided to the Participant by the Participant’s employer; (ii) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment; (iii) the grant of the Award is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability to the Participant; and (iv) neither the grant of the Award nor the issuance of shares in any way establishes a labor relationship between the Participant and the Company, which is headquartered in the United States, or any additional rights between the Participant and the Participant’s employer, based in Mexico. By accepting the Award, the Participant acknowledges that the Participant has received a copy of the Plan, has reviewed the Plan and the Agreement in their entireties, and fully understands and accepts all provisions of the Plan and the Agreement. The Participant acknowledges and confirms that the Participant does not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of participation in the Plan and therefore grants a full and broad release to the Company with respect to any claim that may arise under the Plan.

NETHERLANDS

Notifications

The Participant should be aware of the Dutch insider trading rules, which may affect the sale of shares acquired under the Plan. In particular, the Participant may be prohibited from effecting certain share transactions if the Participant has insider information regarding the Company. Below is a discussion of the applicable restrictions. The Participant is advised to read the discussion carefully to determine whether the insider rules could apply to the Participant. If it is uncertain whether the insider rules apply, the Company recommends that the Participant consult with a legal advisor. The Company cannot be held liable if the Participant violates the Dutch insider trading rules. The Participant is responsible for ensuring your compliance with these rules.

Prohibition Against Insider Trading

Dutch securities laws prohibit insider trading. The regulations are based upon the European Market Abuse Directive and are stated in section 5:56 of the Dutch Financial Supervision Act (Wet op het financieel toezicht or Wft) and in section 2 of the Market Abuse Decree (Besluit marktmisbruik Wft). For further information you are referred to the website of the Authority for the Financial Markets (AFM); http://www.afm.nl/~/media/Files/brochures/2012/insider- dealing.ashx.

Given the broad scope of the definition of inside information, certain employees of the Company working at its Dutch Affiliate may have inside information and thus are prohibited from making a transaction in securities in the Netherlands at a time when they have such inside information. By entering into this Agreement and participating in the Plan, the Participant acknowledges having read and understood the notification above and acknowledges that it is the Participant’s responsibility to comply with the Dutch insider trading rules, as discussed herein.

Securities Disclaimer. The grant of the Award is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in the Netherlands.

Exhibit 10.35

SINGAPORE

Notifications

Securities Law Information. The grant of the Award is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that the Award is subject to section 257 of the SFA and Participant will not be able to make any subsequent sale in Singapore of the Shares acquired through the vesting of the Award or any offer of such sale in Singapore unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Director Notification Obligation. If Participant is a director, associate director or shadow director of a Singapore Affiliate, Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Affiliate in writing when Participant receives an interest (e.g., Award, shares of Stock) in the Company or any Affiliate. In addition, Participant must notify the Singapore Affiliate when Participant sells shares of the Company or any Affiliate (including when Participant sells shares acquired through the vesting of his or her Award). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any Affiliate. In addition, a notification must be made of Participant’s interests in the Company or any Affiliate within two business days of becoming a director.

SPAIN

Terms and Conditions

This provision supplements Section 2.2 of the Agreement:

Nature of Grant.

In accepting the Award, Participant consents to participate in the Plan and acknowledges that he or she has received a copy of the Plan.

Participant understands that the Company has unilaterally, gratuitously, and in its sole discretion decided to grant Awards under the Plan to individuals who may be employees of the Company or one of its Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any Affiliate, other than to the extent set forth in the Agreement. Consequently, Participant understands that the grant of the Award is made on the assumption and condition that the Award and any shares of Stock acquired under the Plan are not part of any employment contract (either with the Company or any Affiliate), and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, Participant understands that the grant of the Award would not be made but for the assumptions and conditions referred to above; thus, he or she acknowledges and freely accept that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of or right to the Award shall be null and void.

Notifications

Tax Reporting Obligation for Assets Held Abroad. Individuals in Spain are required to report assets and right located outside of Spain (which would include Shares or any funds held in a U.S. brokerage account) on Form 720 by March 31st after each calendar year. A report is not required if the value of assets held outside of Spain is EUR 50,000 or less or if the assets held outside of Spain have not increased by more than EUR 20,000 compared to the previous year (assuming that a prior report has been filed reporting these assets). Please consult your personal tax advisor for more information on how to complete the report and the specific information on what types of assets are required to be reported.

Exchange Control Information. Participant must declare the acquisition of stock in a foreign company (including shares of Stock acquired under the Plan) to the Dirección General de Política Comercial e Inversiones Exteriores (“DGPCIE”) of the Ministerio de Economia for statistical purposes. He or she must also declare ownership of any stock in a foreign company (including shares of Stock acquired under the Plan) with the Directorate of Foreign Transactions each January while the stock is owned. In addition, if Participant wishes to import the share certificates into Spain, he or she must declare the importation of such securities to the DGPCIE.

When receiving foreign currency payments derived from the ownership of the shares (i.e., dividends or sale proceeds), Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. Participant will need to provide the following information: (i) his or her name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) any further information that may be required.

Securities Disclaimer. The grant of the Award is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Spain.

UNITED ARAB EMIRATES

There are no country specific provisions.

UNITED KINGDOM

Terms and Conditions

Tax Reporting and Payment Liability. The following provision supplements Section 8 of the Agreement:

The Participant agrees that the Company or the employer Affiliate may calculate the Tax Obligations to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right the Participant may have to recover any overpayment from relevant U.K. tax authorities. If payment or withholding of any income tax liability arising in connection with the Participant's participation in the Plan is not made by the Participant to the employer Affiliate within ninety (90) days of the event giving rise to such income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), The Participant understands and agrees that the amount of any uncollected income tax will constitute a loan owed by the Participant to the employer Affiliate, effective on the Due Date. The Participant understands and agrees that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs, it will be immediately due and repayable by the Participant, and the Company and/or the employer Affiliate may recover it at any time thereafter by any of the means referred to in the Plan and/or this Agreement. Notwithstanding the foregoing, the Participant understands and agrees that if they are a director or an executive officer of the Company (within the meaning of such terms for purposes of Section 13(k) of the Exchange Act), they will not be eligible for such a loan to cover the income tax liability. In the event that the Participant is a director or executive officer and the income tax is not collected from or paid by the Participant by the Due Date, The Participant understands that the amount of any uncollected income tax will constitute an additional benefit to the Participant on which additional income tax and National Insurance Contributions will be payable. The Participant understands and agrees that they will be responsible for reporting and paying any income tax due on this additional benefit directly to Her Majesty’s Revenue and Customs under the self-assessment regime and for reimbursing the Company or the employer Affiliate (as appropriate) for the value of any primary and (to the extent legally possible) secondary class 1 national insurance contributions due on this additional benefit which the Company or the employer Affiliate may recover from the Participant by any of the means referred to in the Plan and/or this Agreement.

Notwithstanding the foregoing, if Participant is an executive officer or director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the provision above will not apply. In the event that Participant is an executive office or director and income tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected income tax will constitute a benefit to Participant on which additional income tax and National Insurance Contributions (“NICs”) (including Employer's NICs) may be payable. Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the employer Affiliate (as appropriate) for the value of any NICs due on this additional benefit.

Notification

Securities Disclaimer. Neither this Agreement nor Appendix is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and the Award is exclusively available in the UK to bona fide employees and former employees of the Company or its Affiliate.

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